Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Five Point Holdings, LLC on Form S-11 of our report dated April 7, 2017 relating to the consolidated financial statements of Five Point Holdings, LLC, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 7, 2017, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Los Angeles, California

April 7, 2017